Exhibit 10.2

Executed Version

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of April 28, 2011, made by Molecular Insight Pharmaceuticals, Inc., a Massachusetts corporation (the “Grantor”), in favor of NexBank SSB, a Texas-chartered savings bank (“NexBank”), as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) acting pursuant to this Agreement for the benefit of the Secured Parties (as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to the Senior Secured Super Priority Debtor-in-Possession Credit Agreement, dated as of April 28, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Grantor, as Borrower, the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), NexBank, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and the Collateral Agent (Collateral Agent, together with the Administrative Agent, collectively, the “Agents” and each an “Agent”), the Lenders have severally agreed to make Loans to the Grantor upon the terms and subject to the conditions set forth therein;

WHEREAS, on December 9, 2010 (the “Petition Date”), the Grantor commenced a voluntary case under Chapter 11 of the Bankruptcy Code (the “Bankruptcy Case”) in the United States Bankruptcy Court for the District of Massachusetts (the “Bankruptcy Court”);

WHEREAS, the Grantor continues to operate its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, the Grantor has requested that the Lenders provide financing to the Grantor consisting of a senior secured super priority term loan facility in a principal amount of up to $10,000,000 (the “Facility”) pursuant to Sections 364(c) and 364(d) of the Bankruptcy Code;

WHEREAS, the Lenders have indicated their willingness to agree to extend the Facility to the Grantor, all on terms and conditions set forth in the Credit Agreement and in the other Credit Documents and in accordance with Sections 364(c) and 364(d) of the Bankruptcy Code;

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Grantor under the Credit Agreement that the Grantor shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Grantor thereunder, the Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1. Definitions. (a) Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the UCC are used herein as so defined: Account, Certificated Security, Chattel Paper, Commercial Tort Claim, Contract, Document, Equipment, Farm Product, General Intangible, Goods, Instrument, Inventory, Letter-of-Credit Right and Supporting Obligation. All other capitalized terms used herein without definition which are not defined in the Credit Agreement shall have the definitions given therefor in the UCC.

(b) The following terms shall have the following meanings:

“Agreement” shall mean this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral” shall have the meaning set forth in Section 2.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Sections 5.1 or 5.4.

“Copyrights” shall mean (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 4, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (b) the right to obtain all renewals thereof.

“Copyright Licenses” shall mean any written agreement naming the Grantor as licensor or licensee (including, without limitation, those listed in Schedule 4), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Deposit Account” shall have the meaning set forth in the UCC and, in any event, include, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Domain Names” shall mean all Internet domain names and associate URL addresses now or hereafter owned by the Grantor.

“Intellectual Property” shall mean, collectively, all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Domain Names and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note” shall mean any promissory note evidencing loans made by the Grantor to any Subsidiary thereof.

“Investment Property” shall mean, collectively, (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC and (b) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers” shall mean, collectively, each issuer of any Investment Property.

“Patents” shall mean (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 4, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 4, and (c) all rights to obtain any reissues or extensions of the foregoing.

“Patent License” shall mean all agreements, whether written or oral, providing for the grant by or to the Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 4.

“Pledged Notes” shall mean all promissory notes listed on Schedule 1, all Intercompany Notes at any time issued to the Grantor and all other promissory notes issued to or held by the Grantor (other than promissory notes issued in connection with extensions of trade credit by the Grantor in the ordinary course of business).

“Pledged Stock” shall mean the shares of Equity Interests listed on Schedule 1, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, the Grantor while this Agreement is in effect.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable” shall mean any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Secured Obligations” shall mean the “Obligations” as defined in the Credit Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Termination Date” shall mean the date on which (a) the Loans and the other Secured Obligations (other than Unasserted Contingent Obligations) shall have been paid in full in accordance with the terms of the Credit Agreement and (b) the Commitments have been terminated.

“Trademarks” shall mean (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 4, and (b) the right to obtain all renewals thereof.

“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to the Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 4.

“Unasserted Contingent Obligations” shall mean, at any time, Secured Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment or indemnification (whether oral or written) has been made.

1.2. Other Definitional Provisions. (a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. GRANT OF SECURITY INTEREST

The Grantor hereby pledges, collaterally assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of its personal property and other assets, whether now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest, including, without limitation, all of the following property, wherever located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of its Secured Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Contracts;

(d) all Deposit Accounts;

(e) all Documents;

(f) all Equipment;

(g) all General Intangibles;

(h) all Instruments;

(i) all Intellectual Property;

(j) all Inventory;

(k) all Investment Property;

(l) all Letter-of-Credit Rights;

(m) all Goods and other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(n) all books and records pertaining to the Collateral;

(o) all Commercial Tort Claims listed on Schedule 5 or described in any notice sent pursuant to Section 4.9;

(p) all avoidance power claims or actions under chapter 5 of the Bankruptcy Code and any proceeds thereof; and

(q) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, “Collateral” shall not include (x) more than 65% of the Voting Equity Interests of each Foreign Subsidiary directly held by Grantor if to do so would cause material adverse tax consequences for the Grantor; provided, that immediately upon any amendment of the Code that would allow the pledge of a greater percentage of such Voting Equity Interests without material adverse tax consequences, “Collateral” shall include such greater percentage of Voting Equity Interests of such Foreign Subsidiary from that time forward, (y) any application for a trademark that would otherwise be deemed invalidated, cancelled or abandoned due to the grant of a Lien thereon unless and until such time as the grant of such Lien will not affect the validity of such trademark and (z) any rights or interests in any lease, license, contract, or agreement, as such or the assets subject thereto if under the terms of such lease, license, contract, or agreement, or Applicable Law with respect thereto, the valid grant of a Lien therein or in such assets to Collateral Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such lease, license, contract, or agreement has not been or is not otherwise obtained or under Applicable Law such prohibition cannot be waived; provided, however, the foregoing exclusions shall in no way be construed (i) to apply if any such prohibition would be rendered ineffective under the UCC (including Sections 9-406, 9-407 and 9-408 thereof) or other Applicable Law (including the United States Bankruptcy Code) or principles of equity, (ii) so as to limit, impair or otherwise affect Collateral Agent’s unconditional continuing Liens upon any rights or interests of the Grantor in or to the Proceeds thereof (including proceeds from the sale, license, lease or other disposition thereof), including monies due or to become due under any such lease, license, contract, or agreement (including any Accounts or other Receivables), or (iii) to apply at such time as the condition causing such prohibition shall be remedied and, to the extent severable, “Collateral” shall include any portion of such lease, license, contract, agreement or assets subject thereto that does not result in such prohibition.

SECTION 3. REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Grantor thereunder, the Grantor hereby represents and warrants to each Secured Party that:

3.1. Reserved.

3.2. Title; No Other Liens. No financing statement or other public notice or record of a Lien with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement or as are expressly permitted by the terms of the Credit Agreement. For the avoidance of doubt, it is understood and agreed that the Grantor may, in the ordinary course of its business, grant non-exclusive licenses to third parties to use Intellectual Property owned or developed by the Grantor. For purposes of this Agreement and the other Credit Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property.

3.3. Perfected Priority Liens. The security interests granted pursuant to this Agreement upon entry of the Order will constitute valid perfected first priority security interests in all of the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of the Grantor and any Persons purporting to purchase any Collateral from the Grantor and are prior to all other Liens on the Collateral except for the Carve Out and Liens which, pursuant to the terms of the Credit Agreement, are permitted to have priority equal to or over Collateral Agent’s Liens thereon.

3.4. Perfection Certificate; Jurisdiction of Organization; Chief Executive Office. The Grantor has previously delivered to the Collateral Agent a certificate signed by the Grantor and entitled Perfection Certificate (the “Perfection Certificate”). The Grantor represents and warrants to the Secured Parties as follows: (a) the Grantor’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) the Grantor is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate, (c) the

Perfection Certificate accurately sets forth the Grantor’s organizational identification number or accurately states that the Grantor has none, (d) the Perfection Certificate accurately sets forth the Grantor’s place of business or, if more than one, its chief executive office, as well as the Grantor’s mailing address, if different, (e) all other information set forth on the Perfection Certificate pertaining the Grantor is accurate and complete, and (f) there has been no change in any of such information since the date on which the Perfection Certificate was signed by the Grantor.

3.5. Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

3.6. Investment Property. (a) As more fully set forth on Schedule 3, the shares of Pledged Stock pledged by the Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by the Grantor.

(b) All the shares of the Pledged Stock issued by any Subsidiary of the Grantor have been duly and validly issued and are fully paid and nonassessable.

(c) Each of the Pledged Notes issued by any Subsidiary of the Grantor constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d) The Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, prior to all other Liens on such Collateral except for the Carve Out and Permitted Liens which, pursuant to the terms of the Credit Agreement, are permitted to have priority equal to or over Collateral Agent’s Liens thereon.

3.7. Receivables. (a) No amount in excess of $25,000 payable to the Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

(b) The amounts represented by the Grantor to the Secured Parties from time to time as owing to the Grantor in respect of the Receivables will at such times be accurate in all material respects.

3.8. Contracts. No amount in excess of $25,000 payable to the Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

3.9. Intellectual Property. (a) Schedule 4 lists all items of registered Intellectual Property and applications for registered Intellectual Property owned by the Grantor in its own name.

(b) All Intellectual Property of the Grantor described on Schedule 4 is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

(c) Except as set forth in Schedule 4, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which the Grantor is the licensor or franchisor.

(d) No holding, decision or judgment has been rendered by any Governmental Authority which would, in any material respect, limit, cancel or question the validity of, or the Grantor’s rights in, any Intellectual Property material to the conduct of the Grantor’s business.

(e) No action or proceeding is pending, or, to the knowledge of the Grantor, threatened, (i) seeking to, in any material respect, limit, cancel or question the validity of any Intellectual Property material to the conduct of the Grantor’s business, or the Grantor’s ownership interest therein, or (ii) which, if adversely determined, is reasonably likely to have a material adverse effect on any Intellectual Property material to the conduct of the Grantor’s business.

3.10. Commercial Tort Claims.

(a) The Grantor does not have rights in any Commercial Tort Claim except as set forth on Schedule 5.

(b) Upon the granting to Collateral Agent of a security interest in any Commercial Tort Claim pursuant to Section 4.9, such security interest will constitute a valid perfected first-priority security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, as Collateral for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of the Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for the Carve Out and Liens which, pursuant to the terms of the Credit Agreement, are permitted to have priority equal to or over Collateral Agent’s Liens thereon.

SECTION 4. COVENANTS

The Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Termination Date:

4.1. Reserved.

4.2. Delivery of Instruments, Certificated Securities and Chattel Paper. Without limiting Section 4.5, if any amount in excess of $25,000 in any one instance or $50,000 in the aggregate for all such Collateral, payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall, within five (5) Business Days of such Collateral arising or being acquired, be delivered to the Collateral Agent, together with such endorsements, notations and stock powers with respect thereto as the Collateral Agent may reasonably request, duly endorsed in a manner satisfactory to the Collateral Agent, to be held for the benefit of the Secured Parties, as Collateral under this Agreement.

4.3. Maintenance of Perfected Security Interest; Further Documentation. (a) The Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Grantor, the Grantor will promptly, and in any event within five (5) Business Days, duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, and (ii) in the case of Investment Property, Deposit Accounts (to the extent required pursuant to Section 9.15(a) of the Credit Agreement), Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the UCC) with respect thereto.

4.4. Changes in Locations, Name, etc. The Grantor will not, without the prior consent of Collateral Agent, which consent shall not be unreasonably withheld:

(a) change the location of its chief executive office or sole place of business from that referred to in Section 3.4; or

(b) change its legal name, jurisdiction of organization, type of organization, identity or corporate structure.

4.5. Investment Property. If the Grantor shall become entitled to receive or shall receive any certificate (other than any Excluded Certificate) in respect of any Pledged Stock (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization of such Pledged Stock), option or rights in respect of any Pledged Stock, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, the Grantor shall accept the same as the agent of the Secured Parties, hold the same for the benefit of the Secured Parties and, within five (5) Business Days of such receipt, deliver the same forthwith to the Collateral Agent in the exact form received, duly endorsed by the Grantor to the Collateral Agent, if required, together with an undated stock transfer power covering such certificate duly executed in blank by the Grantor and otherwise in form and substance satisfactory to Collateral Agent, to be held by the Collateral Agent as additional Collateral for the Secured Obligations. In case any distribution shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property, the property so distributed shall be delivered to the Collateral Agent within five (5) Business Days of its receipt, to be held by it as additional Collateral for the Secured Obligations; provided that if such distribution is made in cash, the obligation set forth in this sentence will be satisfied if such cash is deposited in an Deposit Account subject to a Control Agreement in favor of the Collateral Agent.

4.6. Receivables. Other than in the ordinary course of business or otherwise as a result of the exercise of reasonable business judgment, the Grantor will not (a) grant any extension of the time of payment of any Receivable, (b) compromise or settle any Receivable for less than the full amount thereof, (c) release, wholly or partially, any Person liable for the payment of any Receivable, (d) allow any credit or discount whatsoever on any Receivable, or (e) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof; provided, that the Grantor will be prohibited from performing any of the actions in the foregoing clauses (a) through (e) to the extent instructed by the Collateral Agent after the occurrence and during the continuation of an Event of Default.

4.7. Intellectual Property. With respect to each item of Intellectual Property referenced below that is material to the conduct of the Grantor’s business:

(a) With respect to each such Trademark, the Grantor (either itself or through licensees) will (i) continue to use each such Trademark on each and every trademarked class of goods applicable to its then current lines of products and services as reflected in its current catalogs, brochures, price lists and other sales materials in order to maintain such Trademark in full force and effect free from any claim of abandonment for non-use, (ii) maintain the quality of products and services offered under each such Trademark, (iii) use each such Trademark with the appropriate notice of registration and all other notices and legends required by Applicable Laws, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of any such Trademark unless the Collateral Agent, for the benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way; except in each case (other than in the case of a Trademark relating to the Primary Product) where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(b) The Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any such Patent may become forfeited, abandoned or dedicated to the public.

(c) The Grantor (either itself or through licensees) (i) will employ each such Copyright, and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such Copyright may become invalidated or otherwise impaired. The Grantor will not (either itself or through licensees) do any act whereby any such Copyright may fall into the public domain.

(d) The Grantor (either itself or through licensees) will not do any act that knowingly uses any such Intellectual Property to infringe the intellectual property rights of any other Person.

(e) The Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the

United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of such Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability except (other than in the case of Intellectual Property relating to the Primary Product) where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(f) The Grantor shall take the actions reasonably necessary to protect the confidentiality of such Intellectual Property and its rights therein, including (a) protecting the secrecy and confidentiality of its confidential information and trade secrets by having and enforcing a policy requiring all current employees, consultants, licensees, vendors and contractors to execute appropriate confidentiality agreements, (b) taking actions reasonably necessary to ensure that no trade secret falls or has fallen into the public domain, and (c) protecting the secrecy and confidentiality of the source code of all computer software programs and applications of which it is the owner or licensee by having and enforcing a policy requiring any licensees (or sublicensees) of such source code to enter into license agreements with appropriate use and non-disclosure restrictions.

4.8. Intellectual Property Filing. Whenever the Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, the Grantor shall report such filing to the Collateral Agent by amending Schedule 4; provided, that, upon receipt from the United States Copyright Office of notice of registration of any Copyright(s), the Grantor shall promptly (but in no event later than five (5) Business Days following such receipt) notify Collateral Agent of such registration by delivering, or causing to be delivered to Collateral Agent, via overnight courier, electronic mail or telefacsimile at the addresses designated in the Credit Agreement, documentation sufficient for Collateral Agent to perfect Collateral Agent’s Liens on such Copyright(s). Upon the request of the Collateral Agent, the Grantor shall execute and deliver, within five (5) Business Days of such request, in recordable form, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s Lien on any registered Copyright, Patent, Trademark or application therefor and the goodwill and general intangibles of the Grantor relating thereto or represented thereby.

4.9. Commercial Tort Claims. If the Grantor shall obtain an interest in any Commercial Tort Claim, the Grantor shall promptly (and in any event within five (5) Business Days after obtaining such Commercial Tort Claim) notify the Collateral Agent in writing, and upon the request of the Collateral Agent, promptly (and in any event within five (5) Business Days after such request) amend Schedule 5, authorizing the Collateral Agent to do such acts or things deemed necessary or desirable by the Collateral Agent to give the Collateral Agent a first priority (subject only to the Carve Out and Permitted Liens which, pursuant to the terms of the Credit Agreement, are permitted to have priority equal to or over Collateral Agent’s Liens thereon) perfected security interest in any such Commercial Tort Claim. Without limiting the foregoing, the Grantor agrees that the notice described in the first sentence of this Section 4.9 shall constitute the grant to Collateral Agent by the Grantor of a first priority (subject only to the Carve Out or Permitted Liens which, pursuant to the terms of the Credit Agreement, are permitted to have priority equal to or over Collateral Agent’s Liens thereon) security interest in the Commercial Tort Claim described therein.

4.10. Collateral in the Possession of a Bailee. If any Collateral having a value in excess of $25,000 for any one bailee or $50,000 in the aggregate for all bailees, is now or at any time hereafter, in the possession of a bailee, the Grantor shall promptly, but in any event within five (5) Business Days, notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, shall use commercially reasonable efforts to promptly obtain an acknowledgement from the bailee, in form and substance reasonably satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and such bailee’s agreement to comply, without further consent of the Grantor, at any time with instructions of the Collateral Agent as to such Collateral. The Collateral Agent agrees with the Grantor that the Collateral Agent shall not give any such instructions unless a Default or Event of Default has occurred and is continuing.

4.11. Electronic Chattel Paper. If the Grantor, now or at any time hereafter, holds or acquires an interest in any electronic chattel paper, any electronic document or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction having a value of $25,000 or more in any one instance or $50,000 or more in the aggregate for all such assets, the Grantor shall promptly (and in any event within five (5) Business Days after obtaining any such asset) notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, shall promptly take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control, under Section 9-105 of the UCC or the Uniform Commercial Code of any other relevant jurisdiction, of such electronic chattel paper, control, under Section 7-106 of the UCC or the Uniform Commercial Code of any other relevant jurisdiction, of such electronic document or control, under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with the Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the electronic chattel paper, electronic document or transferable record permitted under UCC Section 9-105, UCC Section 7-106, or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Grantor with respect to such electronic chattel paper, electronic document or transferable record. The provisions of this Section 4.11 relating to electronic documents and “control” under UCC Section 7-106 apply in the event that the 2003 revisions to Article 7, with amendments to Article 9, of the Uniform Commercial Code, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, are now or hereafter adopted and become effective in New York or in any other relevant jurisdiction.

4.12. Letter-of-Credit Rights. If the Grantor is, now or at any time hereafter, a beneficiary under a letter of credit having a face amount of $25,000 or more in any one instance or $50,000 or more for all such letters of credit, the Grantor shall promptly, but in any event within five (5) Business Days, notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, the Grantor shall, promptly pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (a) arrange for the issuer and any confirmer of any such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of the letter of credit, or (b) arrange for the Collateral Agent to become the transferee beneficiary of any such the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of the letter of credit are to be applied as provided in the Credit Agreement.

4.13. Further Assurances; Pledge of Instruments. At the sole expense of the Grantor, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent may reasonably request to obtain the full benefits of this Agreement and of the rights and powers herein granted, which shall in any case include, but shall not be limited to: (a) using commercially reasonable efforts if reasonably required by the Collateral Agent to secure all consents and approvals necessary or appropriate for the grant of a security interest to the Collateral Agent in any material contract held by the Grantor or in which the Grantor has any right or interest not heretofore assigned, (b) authorizing the filing of and delivering and causing to be filed any financing or continuation statements under the UCC with respect to the security interests granted hereby, (c) filing or reasonably cooperating with the Collateral Agent in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office, the United States Copyright Office, including, but not limited to, the IP Security Agreements, or if reasonably requested by the Collateral Agent, any actions, filings, recordings or registrations in any foreign jurisdiction or under any international treaty, required to secure or protect the Collateral Agent’s interest in the Grantor’s Collateral, (d) at the Collateral Agent’s reasonable request, transferring the Grantor’s Collateral to the Collateral Agent’s possession (if a security interest in such Collateral can be perfected by possession), (e) at the Collateral Agent’s reasonable request, placing the interest of the Collateral Agent as lienholder on the certificate of title (or similar evidence of ownership) of any vehicle, watercraft or other Equipment constituting Collateral owned by the Grantor which is covered by a certificate of title (or similar evidence of ownership) and which has a value of $25,000 or more in any one instance or $50,000 or more in the aggregate for all such Equipment and (f) upon the Collateral Agent’s reasonable request, executing and delivering or causing to be delivered written notice to insurers of the Collateral Agent’s security interest in, or claim in or under, any policy of insurance (including unearned premiums). The Grantor also hereby authorizes the Collateral Agent to file any such financing or continuation statement without the signature of the Grantor.

SECTION 5. REMEDIAL PROVISIONS

5.1. Certain Matters Relating to Receivables. (a) After the occurrence and during the continuance of an Event of Default, or if the Collateral Agent believes, in good faith, that any information as to Receivables provided by the Grantor is incorrect, (i) the Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and the Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications, and (ii) upon the Collateral Agent’s reasonable request and at the expense of the Grantor, the Grantor shall promptly cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b) If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by the Grantor, (i) shall be forthwith (and, in any event, within one (1) Business Day) deposited by the Grantor in the exact form received, duly endorsed by the Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by the Grantor for the benefit of the Secured Parties, segregated from other funds of the Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At the Collateral Agent’s request after the occurrence and during the continuance of an Event of Default, the Grantor shall promptly deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

5.2. Communications with Obligors; Grantor Remains Liable. (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, or if the Collateral Agent believes in good faith that any information as to Receivables provided by any the Grantor is incorrect, communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts.

(b) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, the Grantor shall promptly notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3. Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing, the Grantor shall be permitted to receive dividends and other distributions in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business or otherwise as a result of the exercise of reasonable business judgment of the relevant Issuer, to the extent permitted by the Credit Agreement, and to exercise all voting and corporate rights with respect to the Investment Property; provided, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would be inconsistent with or violate any provision of the Credit Agreement, this Agreement or any other Credit Document.

(b) If an Event of Default shall have occurred and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the Grantor, (i) the Collateral Agent shall have the right to receive any and all dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in the order set forth in Section 5.02(c) of the Credit Agreement, and (ii) any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (1) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (2) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange, at its discretion, any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to the Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) The Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by the Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (1) states that an Event of Default has occurred and is continuing and (2) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Grantor, and the Grantor agrees that each Issuer shall be fully protected in so complying and shall have no duty or right to inquire as to the Collateral Agent’s authority to give such instruction, and (ii) when required hereby after an Event of Default has occurred and is continuing, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

5.4. Proceeds to be Turned Over to Collateral Agent. In addition to the rights of the Secured Parties specified in Section 5.1 with respect to payments of Receivables, if an Event of Default shall have occurred and be continuing and the Collateral Agent shall so notify the Grantor, all Collections thereon shall be held by the Grantor for benefit of the Secured Parties, segregated from other funds of the Grantor, and shall, forthwith (and in any event within one (1) Business Day) upon receipt by the Grantor, be turned over to the Collateral Agent in the exact form received by the Grantor (duly endorsed by the Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds, while held by the Collateral Agent in a Collateral Account (or by the Grantor for the benefit of the Secured Parties), shall continue to be held as Collateral for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.

5.5. Application of Proceeds. If an Event of Default shall have occurred and be continuing, at the Collateral Agent’s election, the Collateral Agent may, at any such time, apply all or any part of the Proceeds of Collateral, whether or not held in any Collateral Account, in payment of the Secured Obligations in the order set forth in Section 5.02(c) of the Credit Agreement.

5.6. UCC, Bankruptcy and Other Remedies. If an Event of Default shall have occurred and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC, the Bankruptcy Code or any other Applicable Law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such commercially reasonable terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit, or for future delivery, without assumption of any credit risk. Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived and released. The Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.6 in accordance with Section 5.02(c) of the Credit Agreement, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the UCC, need the Collateral Agent account for the surplus, if any, to the Grantor. For the avoidance of doubt, the Collateral Agent shall be entitled, in accordance with Section 5.02(c)(i) of the Credit Agreement, to reimbursement of all reasonable costs and expenses of every kind incurred in connection with or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral. The Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall have occurred and be continuing, Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing. Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of the Grantor, and the Grantor hereby consents to such rights and such appointment and hereby waives any objection the Grantor may have thereto or the right to have a bond or other security posted by Collateral Agent. To the extent permitted by Applicable Law, the Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. Notwithstanding the foregoing provisions of this Section 5.6, the exercise of any rights and remedies by the Collateral Agent pursuant to this Section 5.6 shall be subject in all respects to any applicable provisions in the Order governing the exercise of such rights and remedies.

5.7. Sales of Pledged Stock. (a) The Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that selling collateral in a private sale as opposed to a public sale shall not be deemed to make such sale other than in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b) The Grantor agrees to use its best efforts to promptly do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.7 valid and binding and in compliance with any and all other Applicable Laws.

5.8. Waiver; Deficiency. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

SECTION 6. THE COLLATERAL AGENT

6.1. Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) The Grantor hereby irrevocably appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Collateral Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do any or all of the following, in each case at the Collateral Agent’s sole option:

(i) in the name of the Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of the Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs to the Collateral and obtain any insurance called for by the terms of this Agreement or the Credit Agreement and pay all or any part of the premiums therefor and the costs thereof, which amounts shall constitute Secured Obligations;

(iv) execute, in connection with any sale provided for in Sections 5.6 or 5.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; (8) perform any obligations of the Grantor under any Contract; and (9) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the

Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If the Grantor fails to perform or comply with any of its agreements contained herein or in any other Credit Document, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon accrued at a rate per annum equal to the highest interest rate applicable under the Credit Agreement from the date of demand by the Collateral Agent for reimbursement of such expenses to the date reimbursed by the relevant Grantor, shall be payable by the Grantor to the Collateral Agent on demand.

(d) The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2. Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. No Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3. Execution of Financing Statements. Pursuant to any Applicable Law, the Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral, without the signature of the Grantor, in such form (if no signature is required) and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. The Grantor authorizes the Collateral Agent to use the collateral description “all personal property”, “all assets” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or the Uniform Commercial Code of any other applicable state, in any such financing statements.

6.4. Authority of Collateral Agent. The Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 7. MISCELLANEOUS

7.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.01 of the Credit Agreement.

7.2. Notices. All notices, requests and demands to or upon the Collateral Agent or the Grantor hereunder shall be effected in the manner provided for in Section 13.02 of the Credit Agreement.

7.3. No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and assigns; provided, that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld.

7.5. Set-Off. The Grantor hereby irrevocably authorizes the Agents and each Secured Party at any time and from time to time after the occurrence and during the continuance of an Event of Default, upon any amount becoming due and payable by the Grantor hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of the Grantor, or any part thereof in such amounts as such Agent or such Secured Party may elect, against and on account of the obligations and liabilities of the Grantor to such Agent or such Secured Party hereunder and claims of every nature and description of such Agent or such Secured Party against the Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Credit Document or otherwise, as such Agent or such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party, or Collateral Agent on their behalf, shall notify the Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section 7.5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have and are subject to any applicable limitations set forth in the Credit Agreement.

7.6. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7.7. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.8. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.9. Integration. This Agreement and the other Credit Documents represent the entire agreement of the Grantor and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any party hereto relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Credit Documents.

7.10. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA (INCLUDING THE BANKRUPTCY CODE).

7.11. Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Bankruptcy Court and appellate courts thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Grantor at the address provided for in Section 7.2;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.11 any special, exemplary, punitive or consequential damages.

7.12. Acknowledgements. Each party hereto hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;

(b) no Secured Party has any fiduciary relationship with or duty to the Grantor arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Grantor, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantor and the Secured Parties.

7.13. Reserved.

7.14. Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Credit Document, the Collateral Agent is hereby irrevocably authorized by each Secured Party (without requirement of notice to or consent of any Secured Party except as expressly required by Section 13.01 of the Credit Agreement) to take any action requested by the Grantor having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Credit Document or that has been consented to in accordance with Section 13.01 of the Credit Agreement, or (ii) under the circumstances described in paragraph (b) below.

(b) On the Termination Date, the Collateral shall be released from the Liens created by this Agreement and the other Security Documents, and this Agreement and the other Security Documents and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and the Grantor under this Agreement and the other Security

Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

(c) Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property, or to release any guarantee obligations pursuant to this Section 7.14. In each case as specified in this Section 7.14, the Collateral Agent will (and each Lender irrevocably authorizes the Collateral Agent to), at the Grantor’s expense, execute and deliver to the Grantor such documents as the Grantor may reasonably request to evidence the release of such item of Collateral or guarantee obligation from the assignment and security interest granted under this Agreement and the other Security Documents, in each case in accordance with the terms of the Credit Documents and this Section 7.14.

7.15. WAIVER OF JURY TRIAL. THE GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE COLLATERAL AGENT AND EACH SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8. MATTERS RELATING TO SECURITY

8.1. Grants, Rights and Remedies. The security interest and the administrative priority granted by and pursuant to this Agreement hereof may be independently granted by the Credit Documents and by other Credit Documents hereafter entered into. This Agreement, the Order and such other Credit Documents supplement each other, and the grants, priorities, rights and remedies of Collateral Agent hereunder and thereunder are cumulative.

8.2. No Filing Required. The security interest granted hereunder shall be deemed valid, binding, continuing, enforceable and fully-perfected first priority (subject only to the Carve Out and Liens permitted to be equal or superior in priority pursuant to the Credit Agreement) Liens on the Collateral by entry of the Order. Collateral Agent shall not be required to file any financing statements, notices of Lien or similar instruments in any jurisdiction or filing office or to take any other action in order to validate or perfect the Liens and security interests granted by or pursuant to this Agreement, the Order or any other Credit Document.

8.3. Survival. The security interest, the priority of the security interest, and the administrative priorities and other rights and remedies granted to Collateral Agent pursuant to this Agreement, the Order and the other Credit Documents (specifically including but not limited to the existence, validity, enforceability, extent, perfection and priority of the security interest) and the administrative priority provided herein and therein shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of debt by the Grantor (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of the Bankruptcy Case, or by any other act or omission whatsoever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

(i) except for the Carve Out, no costs or expenses of administration which have been or may be incurred in the Bankruptcy Case or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of Collateral Agent or any Lender against the Grantor in respect of any Secured Obligation;

(ii) the security interest granted to Collateral Agent pursuant to this Agreement, the Order and the other Credit Documents shall constitute valid, binding, continuing, enforceable and fully-perfected first priority (subject only to the Carve Out and Liens permitted to be equal or superior in priority pursuant to the Credit Agreement) Liens and shall be prior to all other Liens (except the Carve Out and Liens permitted to be equal or superior in priority pursuant to the Credit Agreement) and interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever; and

(iii) the security interest granted to Collateral Agent pursuant to this Agreement, the Order and the Collateral Documents shall continue to be valid, binding, continuing, enforceable and fully-perfected without the necessity for Collateral Agent to file any financing statements or to otherwise perfect the security interest under applicable non-bankruptcy law.

[Signature Page Follows.]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

MOLECULAR INSIGHT PHARMACEUTICALS, INC, a Massachusetts corporation

By:	/s/ Harry Stylli
	Name:	Harry Stylli
	Title:	Chief Restructuring Officer and President

ACCEPTED:

NEXBANK, SSB,

a Texas-chartered savings bank

By:	/s/ Jeff Scott
	Name:	Jeff Scott
	Title:	Vice President, NexBank, SSB

[Signature Page to Security Agreement]